As filed with the Securities and Exchange Commission on May 7, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SALLY BEAUTY HOLDINGS, INC.

SALLY HOLDINGS LLC

SALLY CAPITAL INC.

SEE TABLE OF ADDITIONAL REGISTRANTS

(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware Delaware	36-2257936 36-4472381 56-2620323
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3001 Colorado Boulevard Denton, Texas 76210 (940) 898-7500	John M. Henrich, Esq. Senior Vice President, General Counsel and Secretary Sally Beauty Holdings, Inc. 3001 Colorado Boulevard Denton, Texas 76210 (940) 898-7500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Scott Ortwein

Kyle G. Healy

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Common Stock, par value $0.01 per share	(1)
Preferred Stock, par value $0.01 per share
Debt Securities(2)
Guarantees of Debt Securities(3)
Warrants(4)
Purchase Contracts
Units(5)

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee.

(2)

The debt securities may be issued at an original issue discount. The debt securities may be issued without guarantees or may be guaranteed by one or more of the Registrants or Co-Registrants listed below.

(3)

The Registrants and the Co-Registrants listed below, or any of them, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees.

(4)	The warrants covered by this registration statement may be warrants to purchase common stock, preferred stock, debt securities or other securities.
(5)

Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt or equity securities, warrants or purchase contracts, which may or may not be separable from one another.

TABLE OF ADDITIONAL REGISTRANTS

The following direct or indirect subsidiaries of Sally Beauty Holdings, Inc. may be guarantors of debt securities offered by Sally Beauty Holdings, Inc., Sally Holdings LLC or Sally Capital Inc. and are Co-Registrants:

Exact Name of Registrant as Specified in Its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
Sally Investment Holdings LLC	Delaware	26-0382328
Beauty Systems Group LLC	Virginia	36-4201155
Armstrong McCall Holdings, Inc.	Texas	74-1499645
Armstrong McCall Holdings, L.L.C.	Delaware	74-2766844
Armstrong McCall Management, L.C.	Texas	74-2766842
Armstrong McCall, L.P.	Texas	74-2766845
Innovations-Successful Salon Services	California	95-4251192
Procare Laboratories, Inc.	Delaware	36-4294731
Neka Salon Supply, Inc.	New Hampshire	02-0347958
Salon Success International, LLC	Florida	14-1819659
Loxa Beauty LLC	Indiana	27-1831293
Sally Beauty Supply LLC	Virginia	36-2683258
Diorama Services Company, LLC	Delaware	20-5230107
Arcadia Beauty Labs LLC	Delaware	75-2624245
Sally Beauty International Finance LLC	Delaware	75-2719403
Beauty Holding LLC	Delaware	36-4053597
Sally Beauty Military Supply LLC	Delaware	36-4808431

3001 Colorado Boulevard Denton, Texas 76210 (940) 898-7500	John M. Henrich, Esq. Senior Vice President, General Counsel and Secretary Sally Beauty Holdings, Inc. 3001 Colorado Boulevard Denton, Texas 76210 (940) 898-7500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of each Co-Registrant’s Principal Executive Offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service for each Co-Registrant)

Copies to:

William Scott Ortwein

Kyle G. Healy

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

PROSPECTUS

SALLY BEAUTY HOLDINGS, INC.

Common Stock, Preferred Stock, Debt Securities, Guarantees of Debt

Securities, Warrants, Purchase Contracts and Units

SALLY HOLDINGS LLC

SALLY CAPITAL INC.

Debt Securities

Guarantees of Debt Securities

From time to time, we may offer and sell the following securities:

Sally Beauty Holdings, Inc.

•	Sally Beauty Holdings, Inc. may offer and sell the following securities:
•	common stock;
•	preferred stock (which we may issue in one or more series);
•	debt securities (which we may issue in one or more series);
•	guarantees of debt securities;
•	warrants to purchase common stock, preferred stock or debt securities;
•	purchase contracts; or
•	units.

The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities.

Sally Holdings LLC and Sally Capital Inc.

Sally Holdings LLC and Sally Capital Inc. may offer and sell the following securities:

•	debt securities (which we may issue in one or more series); or
•	guarantees of debt securities.

Other Co-Registrants

The Co-Registrants listed in the Table of Additional Registrants may offer and sell the following securities:

•	guarantees of debt securities issued by Sally Beauty Holdings, Inc., Sally Holdings LLC or Sally Capital Inc.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, other third parties, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. In addition, certain selling securityholders may offer and sell our securities from time to time.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus that contains specific information about the offering and the terms of the securities.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “SBH.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should refer to the risk factors referenced on page 5 of this prospectus and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 7, 2021.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. No person is authorized to give any information or represent anything not contained in this prospectus or any prospectus supplement. We are only offering the securities in places where sales of those securities are permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or information incorporated by reference herein or therein, is current as of any date other than the date of such information. Our business, financial condition, results of operations and prospects may have changed since that date. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. We urge you to read this prospectus, any accompanying prospectus supplement and other offering material together with additional information described under the heading “Incorporation of Certain Information By Reference.”

In this prospectus, we refer to common stock, preferred stock, debt securities, guarantees of debt securities, warrants, purchase contracts and units collectively as the “securities.” The terms the “Company,” “Sally Beauty,” “our company,” “we,” “our,” “ours” and “us” refer to Sally Beauty Holdings, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires, including that in the discussion of the capital stock and related matters, where these terms refer solely to Sally Beauty Holdings, Inc. and not to any of its subsidiaries. The term “Sally Holdings” refers to Sally Holdings LLC, and the term “Sally Capital” refers to Sally Capital Inc.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any documents filed by us at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available to the public through the Commission’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the Commission’s public reference room in Washington, D.C., as well as through the Commission’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the Commission after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the Commission (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules):

•

our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, including portions of our Proxy Statement for the 2021 Annual Meeting of Stockholders to the extent specifically incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2020 and March 31, 2021;
•	our Current Reports on Form 8-K filed with the Commission on November 17, 2020, November 30, 2020, January 28, 2021, January 29, 2021, March 1, 2021 and March 22, 2021;
•

the description of our common stock, set forth under the caption “Description of New Sally Capital Stock” in the Company’s prospectus which forms a part of the Company’s registration statement on Form S-4 filed with the Commission on August 2, 2006, as thereafter amended; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before the termination of the applicable offering (except for information furnished to the Commission that is not deemed to be “filed” for purposes of the Exchange Act).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus, excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. These documents are available on our website at http://www.sallybeautyholdings.com. You can also request those documents from our Investor Relations Department at the following address:

3001 Colorado Boulevard

Denton, Texas 76210

(940) 297-3877

Except as expressly provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

SPECIAL NOTE ON FORWARD LOOKING STATEMENTS AND RISK FACTORS

Statements in this prospectus and in the documents incorporated by reference herein which are not purely historical facts or which depend upon future events may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions may also identify such forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. The most important factors that could cause actual events or results to differ materially from the events or results described in our forward-looking statements are set forth in our description of risk factors in Item 1A to our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, as filed with the Commission, and as updated in any future filings with the Commission. These risk factors should be read in conjunction with the forward-looking statements in this prospectus and in the documents incorporated by reference herein.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update any forward-looking statement.

The events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. As a result, our actual results may differ materially from the results contemplated by these forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements. New information, future events or risks may cause the forward-looking events we discuss in this prospectus not to occur or to occur in a manner different from what we expect.

COMPANY SUMMARY

Our Company

Sally Beauty Holdings, Inc. is an international specialty retailer and distributor of professional beauty supplies with operations primarily in North America, South America and Europe. We are one of the largest distributors of professional beauty supplies in the U.S. based on store count. At March 31, 2021, we operated two business segments, Sally Beauty Supply, or SBS, and Beauty Systems Group, or BSG, with 4,854 company-operated stores, 142 franchised stores and e-commerce platforms. SBS targets retail consumers, salons and salon professionals, while BSG exclusively targets salons and salon professionals.  Within BSG, we also have one of the largest networks of distributor sales consultants for professional beauty products in North America, with approximately 704 sales consultants who sell directly to salons and salon professionals.

We provide our customers with a wide variety of leading third-party branded and owned-brand professional beauty supplies, including hair color products, and care products, styling tools, skin and nail care products and other beauty items. For each of the fiscal years ended September 30, 2020, 2019 and 2018, approximately 80% of our consolidated net sales were from customers located in the U.S.

For the fiscal year ended September 30, 2020, our consolidated net sales and consolidated operating earnings were $3,514.3 million and $258.8 million, respectively.

Our History

Sally Beauty Supply began operations with a single store in New Orleans in 1964 and was acquired in 1969 by our former parent company, The Alberto-Culver Company, which we refer to as Alberto-Culver. BSG became a subsidiary of Alberto-Culver in 1995. In 2006, we separated from Alberto-Culver and became an independent company listed on the New York Stock Exchange.

Our principal executive offices are located at 3001 Colorado Boulevard, Denton, Texas 76210, and our telephone number is (940) 898-7500. Our website can be accessed at www.sallybeautyholdings.com . The contents of our website are not part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, which is incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

We will not receive any proceeds from the resale of securities by selling securityholders under this prospectus or any supplement to it.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, debt securities, warrants, purchase contracts and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement and other offering material.

DESCRIPTION OF CAPITAL STOCK

Overview

The following is a description of Sally Beauty Holdings, Inc.‘s third restated certificate of incorporation (“Certificate of Incorporation”) and amended and restated by-laws (“By-Laws”). The following descriptions of our capital stock and provisions of the Certificate of Incorporation and By-Laws are summaries of their material terms and provisions and are qualified by reference to the Certificate of Incorporation and By-Laws. The descriptions do not purport to be complete statements of the provisions of the Certificate of Incorporation and By-Laws. You must read those documents for complete information on the terms of our capital stock.

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share and 50,000,000 shares of preferred stock, par value $0.01 per share. On April 30, 2021, we had 112,953,969 shares of our common stock and no shares of our preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to the rights of holders of any class or series of preferred stock, if any. Holders of our common stock are not entitled to cumulative voting rights.

Holders of our common stock are entitled to receive any dividends that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of liquidation, dissolution or winding up, holders of our common stock are entitled to receive proportionately any of the assets remaining after the payment of liabilities and subject to the prior rights of any of our outstanding preferred stock.

The holders of our common stock do not have preemptive rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of shares of any of our outstanding preferred stock.

Our common stock is listed on the New York Stock Exchange under the symbol “SBH.”

Computershare Trust Company, N.A. serves as the transfer agent and registrar for our common stock.

Preferred Stock

Our Certificate of Incorporation provides that our board of directors has the authority, without further vote or action by our stockholders, to issue up to 50,000,000 shares of our preferred stock in one or more series and to fix the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of any such class or series.

The issuance of shares of our preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to satisfy certain regulatory requirements or to discourage an unsolicited acquisition proposal. See “Certain Anti-Takeover Provisions of Sally Beauty Holdings, Inc. Certificate of Incorporation and By-Laws and Delaware Law.” In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Certain Anti-Takeover Provisions of Sally Beauty Holdings, Inc. Certificate of Incorporation and By-Laws and Delaware Law

A number of provisions in our Certificate of Incorporation and By-Laws and under the Delaware General Corporate Law (“DGCL”) may make it more difficult to acquire control of us. These provisions may have the effect of discouraging a future takeover attempt not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, our stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of our board of directors;
•	discourage some types of transactions that may involve an actual or threatened change in control of us;
•	discourage certain tactics that may be used in proxy fights;
•	ensure that our board of directors will have sufficient time to act in what our board of directors believes to be in the best interests of us and stockholders; and
•	encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer.

Filling Vacancies; Removal

Our Certificate of Incorporation provides that our directors may be removed, with or without cause, at a meeting of our stockholders by a majority of shares then entitled to vote. In addition, our directors shall be elected for a term expiring at the next succeeding annual meeting of stockholders or until their death, resignation, removal, or disqualification.

Vacancies in our board of directors may be filled only by a majority of the remaining directors.

Any director elected to fill a vacancy will hold office for the remainder of the term in which the vacancy occurred (including a vacancy created by increasing the size of our board of directors) and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our By-Laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of our board of directors.

These provisions currently have the effect of making it difficult for a potential acquirer to gain control of our board of directors.

No Stockholder Action by Written Consent; Special Meetings

Our Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a meeting and vote by stockholders. Further, our By-Laws provide that special meetings may be called only by our board of directors or our chairman of the board of directors, chief executive officer or president. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by an officer at the request of our board of directors or our chairman of the board of directors, chief executive officer or president.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Sally Beauty Holdings, Inc. Stockholders

Our By-Laws provide for advance notice requirements for stockholder proposals and director nominations. Generally, to be timely, for our annual general meeting of stockholders, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.

These provisions make it more difficult procedurally for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting and, therefore, may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Undesignated Preferred Stock

Our ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deterring or preventing hostile takeovers or delaying or preventing changes in control or management of our Company.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL which provides that, subject to the exceptions specified in that section, a corporation may not engage in any business combination with any interested stockholder for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•

subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203 of the DGCL, an “interested stockholder” is defined to include:

•

any person that is the owner of 15 percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15 percent or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; and

•	the affiliates and associates of any person described in the preceding clause.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. It is anticipated that the provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our board of directors, since those persons could avoid the stockholder approval requirement if a majority of the directors then in office approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

Limitations of Liability of Directors

Our Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the DGCL. As currently enacted, the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or our stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The principal effect of this limitation on liability provision is that a stockholder will be unable to recover monetary damages against a director for breach of fiduciary duty unless the stockholder can demonstrate that one of the exceptions listed in the DGCL applies. The inclusion of this provision in our Certificate of Incorporation may discourage or deter stockholders or management from bringing a lawsuit against our directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. This provision should not affect the availability of equitable remedies such as an injunction or rescission of a transaction based upon a director’s breach of his or her fiduciary duties.

The DGCL provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, actually and reasonably incurred in connection with various proceedings, other than an action brought by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard applies to actions brought by or in the right of the corporation, except that indemnification in such a case may only extend to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Our Certificate of Incorporation and, with regard to our officers, our By-Laws provide that we will indemnify our current and former directors and officers to the fullest extent permitted by the DGCL. Under these provisions and subject to the DGCL, we are required to indemnify our directors and officers for all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such director or officer in connection with pending or threatened legal proceedings because of the director’s or officer’s position with us or another entity that the director or officer serves as a director, officer, employee or agent at our request, subject to various conditions, and pay the expenses incurred by directors and officers in defending any such proceeding in advance of its final disposition to enable them to defend against such proceedings. To receive indemnification, the director or officer must have met the applicable standard of conduct required by Delaware law to be indemnified.

DESCRIPTION OF THE DEBT SECURITIES

General

The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities and other offering materials we may provide.

Debt securities may be issued by Sally Beauty, Sally Holdings and/or Sally Capital. When describing any debt securities, references to “we”, “us”, “our” and the “Company” refers to the issuer(s) of those debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated as of May 18, 2012 (the “Indenture”), between us and Wells Fargo Bank, National Association, as trustee (such trustee or any successor trustee, the “Trustee”). The Indenture is included as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities will include those stated in the Indenture and any supplemental indentures that specify the terms of a particular series of debt securities. The Indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We have summarized below the material provisions of the Indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor in our debt securities should refer to the Indenture (including any applicable supplemental indentures), the applicable prospectus supplement and any related documents, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The debt securities will be our direct general obligations and may be secured or unsecured. We may issue senior or subordinated debt securities, as specified in the prospectus supplement relating to that issuance of debt securities.

The Indenture does not limit the amount of debt securities that we may issue. The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will effectively have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.

We may issue debt securities from time to time in one or more series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of units issued by us. All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities.

Debt securities may contain tranches that bear interest at a fixed rate, which may be zero, and tranches that bear interest at a floating rate.

The prospectus supplement and other offering materials we may provide relating to the particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities, including whether the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the Indenture.

Some of the debt securities may be issued as original issue discount debt securities (the “Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

In the case of debt securities issued by Sally Beauty, the Indenture may contain provisions with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or Sally Beauty, as the case may be, for or into new securities of a different series, Sally Beauty’s common stock or other securities.

Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement and other offering material we may provide. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture.

Holders may transfer debt securities in definitive bearer form by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Legal Ownership and Book-Entry Issuance” below.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Guarantees

The payment obligations of Sally Beauty under any series of debt securities may be guaranteed by one or more of Sally Beauty’s direct or indirect subsidiaries, including Sally Holdings, Sally Capital or by other persons. The payment obligations of Sally Holdings and Sally Capital under any series of debt security may be guaranteed fully and unconditionally by Sally Beauty, and may be guaranteed by one or more of Sally Beauty’s other direct or indirect subsidiaries or by other persons. If a series of debt securities is so guaranteed, the guarantors will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee.

The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Events of Default

Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, the following are events of default under the Indenture with respect to any series of debt securities:

•	failure to pay any installment of interest on such series of debt securities when due, continued for 30 days;
•	failure to pay principal of, or premium, if any, on such series of debt securities when due;
•	failure to deposit any sinking fund payment with respect to such series of debt securities when due, continued for 30 days;
•

failure to observe or perform any other covenant or agreement in such series of debt securities or the Indenture, continued for 60 days after receipt by the Company of notice of such failure specifying such failure and requiring the same to be remedied from the trustee or holders of at least 25% of the principal amount of such series of debt securities outstanding;

•	certain events of bankruptcy, insolvency or reorganization of the Company; and
•	any other event of default we may provide for that series of debt securities.

If an event of default with respect to the outstanding debt securities of a particular series occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount of such series of debt securities to be due and payable immediately; provided that, in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount, or portion thereof will automatically become due and payable without any action by the trustee or any holder. However, at any time after an acceleration with respect to the debt securities of a particular series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see “Modification and Waiver” below.

If the principal or any premium or interest on any debt security is payable in a currency other than U.S. dollars and such currency is not available to the Company for making payment due to the imposition of exchange controls or other circumstances beyond the Company’s control, the Company is entitled to satisfy its obligations to holders of such debt securities by making such payment in U.S. dollars in an amount equal to the U.S. dollar equivalent of the amount payable in such other currency, as determined by the trustee as provided in the Indenture. Any payment made under such circumstances in U.S. Dollars where the required payment is in a currency other than U.S. Dollars will not constitute an event of default under the Indenture.

Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such indemnification and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

Other than with respect to a lawsuit for the payment of principal, premium, if any, and interest on any series of debt securities when due, the Indenture provides that no holder of such series of debt securities may institute any action against the Company under the Indenture without first complying with the conditions set forth in the Indenture.

The Company will furnish to the trustee an annual statement as to the Company’s performance of certain of its obligations under the Indenture and as to any default in such performance.

The provisions set forth in the prior five paragraphs may be revised or superseded by additional or replacement provisions described in an applicable prospectus supplement for a series of debt securities.

Modification and Waiver

Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, modifications and amendments of the Indenture with respect to any series of debt securities outstanding may be made by the Company and the trustee with the consent of holders of a majority in aggregate principal amount of such series, except that no such modification or amendment may, without the consent of the holder of each outstanding debt security of the applicable series affected thereby:

•

extend the stated maturity date of the principal of, or any installment of principal of or interest on, any such debt security, or reduce the principal amount of or the rate (or extend the time for payment) of interest on, or any premium payable upon the redemption of, any such debt security;

•	reduce the amount of principal payable upon acceleration of the maturity thereof;
•	change the place or currency of payment of principal of, or premium, if any, or interest on, any such debt security;
•	impair the right to institute suit for the enforcement of any payment on, or with respect to, any such debt security;
•

reduce the percentage in aggregate principal amount of such series of outstanding debt securities, the consent of the holders of which is required for any amendment, supplemental indenture or waiver provided for in the Indenture;

•

modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of the series affected thereby;

•	cause any such debt security to become subordinate in right of payment to any other debt, except to the extent provided in the terms of such security; or
•

if such debt security provides that the holder may require us to repurchase or convert such debt security, impair such holder’s right to require repurchase or conversion of such debt security on the terms provided therein.

Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, the Company and the trustee may also modify and amend the Indenture without the consent of any holder of debt securities in limited circumstances, such as clarifications and changes that would not adversely affect the holders.

The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive the Company’s compliance with any provisions of the Indenture or such series of debt securities, subject to the rights of the holders to receive payment of the principal of, and premium, if any, and interest on, such debt securities on the maturity date and, if the terms of such debt security so provide, to convert such security in accordance with its terms, and to institute suit for the enforcement of any such payment after such respective dates. Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, the holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive any past default under the Indenture, except a default in the payment of the principal of, or premium, if any, or interest on, such debt securities or in respect of any provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby.

Legal Defeasance and Covenant Defeasance

The following provisions related to Legal Defeasance and Covenant Defeasance, as such terms are defined below, will apply unless otherwise provided in an applicable prospectus supplement for a series of debt securities.

The Indenture provides that the Company may, at its option, elect to discharge its obligations with respect to any series of debt securities (“Legal Defeasance”). If Legal Defeasance occurs, the Company will be deemed to have paid and discharged all amounts owed under the applicable series of debt securities, and the Indenture will cease to be of further effect as to such series of debt securities, except that:

•

holders will be entitled to receive timely payments for the principal of, premium, if any, and interest on, such series of debt securities, from the funds deposited for that purpose (as explained below);

•

the Company’s obligations will continue with respect to the issuance of temporary debt securities, the registration of debt securities, and the replacement of mutilated, destroyed, lost or stolen debt securities of the applicable series;

•	the trustee will retain its rights, powers, trusts, duties, and immunities, and the Company will retain its obligations in connection therewith; and
•	other Legal Defeasance provisions of the Indenture will remain in effect.

In addition, the Company may, at its option and at any time, elect to cause the release of its obligations with respect to most of the covenants in the Indenture (“Covenant Defeasance”) with respect to any series of debt securities. If Covenant Defeasance occurs, certain events (not including non-payment events and bankruptcy, insolvency and reorganization events) relating to the Company described under “Events of Default” will no longer constitute events of default with respect to such series of debt securities. The Company may exercise Legal Defeasance regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance (each, a “Defeasance”) with respect to any series of debt securities:

(1)

the Company must irrevocably deposit with the trustee, in trust, for the benefit of holders of the debt securities of such series, U.S. legal tender, U.S. government securities, a combination thereof or other obligations as may be provided with respect to such series of debt securities, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the applicable series of debt securities on the stated date for payment or any redemption date thereof, and the trustee must have, for benefit of holders of such debt securities, a valid, perfected, exclusive security interest in the trust;

(2)	in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:
•	the Company has received from, or there has been published by, the Internal Revenue Service, a ruling; or
•

since the date of the Indenture, there has been a change in the applicable federal income tax law; in either case to the effect that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4)

no default or event of default may have occurred and be continuing under the Indenture on the date of the deposit with respect to such series of debt securities; in addition, no event of default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter;

(5)

the Defeasance may not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound;

(6)	the Company must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Company with the intent to hinder, delay or defraud any other of its creditors; and
(7)

the Company must deliver to the trustee an officers’ certificate confirming the satisfaction of conditions in clauses (1) through (6) above, and an opinion of counsel confirming the satisfaction of the conditions in clauses (1) (with respect to the validity and perfection of the security interest), (2), (3) and (5) above.

The Defeasance will be effective on the earlier of (i) the 91st day after the deposit, and (ii) the day on which all the conditions above have been satisfied.

If the amount deposited with the trustee to effect a Covenant Defeasance is insufficient to pay the principal of, premium, if any, and interest on, the applicable series of debt securities when due, then the Company’s obligations under the Indenture and such series of debt securities will be revived, and such Defeasance will be deemed not to have occurred.

Restrictive Covenants

We will describe restrictive covenants for any series of debt securities in the applicable prospectus supplement and other offering materials relating to such series of debt securities.

Consolidation, Merger, Conveyance, Transfer or Lease

Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, the Company may not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any entity, unless:

•

the Company is the surviving entity or, if not, the successor entity formed by such consolidation or into which the Company is merged or which acquires or leases the Company’s assets is organized and existing under the laws of any U.S. jurisdiction and expressly assumes the Company’s obligations with respect to the debt securities and under the Indenture;

•	no default or event of default exists or will occur immediately after giving effect to the transaction; and
•	the Company has delivered to the trustee the certificates and opinions required under the Indenture.

Form, Exchange and Transfer

The Company will issue the debt securities only in fully registered form, without interest coupons. Unless provided otherwise in the prospectus supplement and the other offering materials relating to a particular series of debt securities, the debt securities will be issued in minimum denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of debt securities, but the Company may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith. If any series of the debt securities are to be redeemed in part, the Company will not be required to issue, register the transfer of or exchange such series of the debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing or to register the transfer of or exchange any debt securities so selected for redemption in part, except the unredeemed portion of any debt securities being redeemed in part.

The Company will cause to be kept at the office of the registrar a register in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration of the debt securities and registration of transfers of the debt securities. The Company initially will appoint the trustee at its corporate trust office as paying agent and registrar for the debt securities. The Company may vary or terminate the appointment of any paying agent or registrar, or appoint additional or other such agents or approve any change in the office through which any such agent acts. The Company will cause notice of any resignation, termination or appointment of the trustee or any paying agent or registrar, and of any change in the office through which any such agent will act, to be provided to holders of the debt securities.

The Trustee

All payments of principal on, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities will be effected by the trustee or its agent at an office designated by the trustee at its corporate trust office.

The Indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an event of default under the Indenture, the trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity reasonably satisfactory to the trustee.

The Indenture and provisions of the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, contain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with the Company or any of its affiliates. If the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

Affiliates of the trustee may serve as agents and lenders under our credit facilities or engage in other transactions with us from time to time

Governing Law

New York law governs the Indenture and will govern the debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and one or more warrant agents that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, including, among others, the aggregate number of warrants offered, the exercise price of the warrants, the dates or periods during which the warrants are exercisable and any other specific terms of the warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the Commission if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety before investing in our warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of common stock and/or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock and/or preferred stock. The price per share and the number of shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) stock purchase contracts and (b) warrants. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or require the holders of the stock purchase units to make periodic payments to us.

These payments may be secured or unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The description in the applicable prospectus supplement and other offering material of any stock purchase contracts or stock purchase units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, which will be filed with the Commission if we offer stock purchase contracts or stock purchase units. For more information on how you can obtain copies of the applicable purchase contract agreement if we offer stock purchase contracts or stock purchase units, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.” We urge you to read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;
•	the terms of the unit agreement governing the units;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;
•	the United States federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered global form.

The description in the applicable prospectus supplement and other offering material of any units we offer and any related unit agreement will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the Commission if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if we directly offer and sell the securities. Ownership of global securities will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to ownership interests of participants) and records of the participants (with respect to ownership interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of global securities will not:

•	be entitled to have any of the individual securities of the series represented by such global security registered in their names;
•	receive or be entitled to receive physical delivery of any such securities in definitive form; and

•	be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of global securities for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

The information in this section concerning the depository and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

SELLING SECURITYHOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling securityholders named in a prospectus supplement. We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to add secondary sales of our securities by any selling securityholders by filing a prospectus supplement with the Commission. We may register these securities to permit selling securityholders to resell their securities when they deem appropriate. Selling securityholders may resell all, a portion or none of their securities at any time and from time to time. Selling securityholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling securityholders may offer securities for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the securities owned by the selling securityholders, other than underwriting fees, discounts or commissions, which will be borne by the selling securityholders. We will provide you with a prospectus supplement naming the selling securityholder(s), the amount of securities to be registered and sold and any other terms of the securities being sold by the selling securityholder(s).

PLAN OF DISTRIBUTION

We or the selling securityholders may offer and sell from time to time the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers or other third parties;
•	directly to one or more other purchasers;
•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or
•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer or other third parties, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities.

Any selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we or the selling securityholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities if required. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any other offering expenses;
•	any securities exchanges on which the securities may be listed;
•	the method of distribution of the securities;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling securityholders in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or
•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commission payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling securityholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. In all cases, these purchasers must be approved by us. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

If five percent or more of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority, which we refer to in this prospectus as “FINRA,” participating in the offering or by affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5121.

The maximum aggregate commission or discount to be received by any member of FINRA or independent broker dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Alston & Bird LLP will pass upon the validity of any securities we offer by this prospectus and any prospectus supplement. If the validity of any securities is also passed upon by counsel for underwriters participating in an offering of securities offered by this prospectus and any prospectus supplement, the underwriters’ counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sally Beauty Holdings, Inc. and subsidiaries as of September 30, 2020 and 2019 and for each of the three fiscal years in the period ended September 30, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2020 have been incorporated by reference herein from the Annual Report on Form 10-K for the fiscal year ended September 30, 2020 in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions:

Amount
to be paid
Commission registration fee	$	*
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Printing fees	$	**
Trustee’s fees and expenses	$	**
Miscellaneous	$	**
Total (without Commission registration fee)	$	**

*

The registrants are registering an indeterminate amount of securities under this registration statement and, in accordance with Rules 456(b) and 457(r), the registrants are deferring payment of any additional registration fee until the time that the securities are sold under this registration statement pursuant to a prospectus supplement.

**

Estimates of these fees and expenses are not presently known. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Delaware Corporations

Sally Beauty, Sally Capital and Procare Laboratories, Inc., or the “Delaware Corporations,” are corporations organized under the laws of the state of Delaware.

Subsection (a) of Section 145 of the Delaware General Corporation Law, or the “DGCL” empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and that a corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

The by-laws of Sally Beauty and Procare Laboratories, Inc. provide for indemnification to the fullest extent authorized by the DGCL of all current and former directors and officers. The by-laws of Sally Capital provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL or other applicable law. With respect to proceedings initiated by such persons, (i) the Delaware Corporations shall only indemnify such persons to the extent such proceeding was authorized by such corporation’s board of directors, and (ii) Sally Capital will also indemnify such persons for expenses incurred in connection with successfully establishing a right to indemnification.

The certificate of incorporation of Sally Beauty and Procare Laboratories, Inc., as permitted by the DGCL, eliminates the liability of such corporation’s directors to the fullest extent permitted by the DGCL. The certificate of incorporation of Sally Capital provides, as permitted by the DGCL, that directors shall have no liability to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the respective corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit.

Sally Beauty’s certificate of incorporation and bylaws provide for the indemnification of directors to the fullest extent permitted by the DGCL, except that Sally Beauty is not obligated to indemnify a director in respect of any proceeding (or part thereof) instituted by such director, unless such proceeding has been authorized by Sally Beauty’s board of directors or is brought by such director to recover indemnification or advancement of expenses in accordance with the procedures set forth in Sally Beauty’s bylaws and such director is successful in whole or in part in such proceeding. In addition, as permitted by the DGCL, the certificate of incorporation and bylaws provide that Sally Beauty’s directors shall have no personal liability to Sally Beauty or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL.

The above discussion of the certificates of incorporation and bylaws of the Delaware Corporations and the DGCL is not intended to be exhaustive and is qualified in its entirety by such certificates of incorporation, bylaws and the DGCL.

Delaware LLCs

Sally Holdings, Sally Investment Holdings LLC, Armstrong McCall Holdings, L.L.C., Beauty Holding LLC, Diorama Services Company, LLC, Arcadia Beauty Labs LLC, Sally Beauty International Finance LLC and Sally Beauty Military Supply LLC are limited liability companies organized under the laws of the state of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company has the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of each of Sally Holdings, Sally Investment Holdings LLC, Beauty Holding LLC, Arcadia Beauty Labs LLC, Sally Beauty International Finance LLC and Sally Beauty Military Supply LLC provides that, to the fullest extent permitted by law, no member, officer, employee, agent or representative shall be liable to such company or any member, and such person shall be entitled to indemnification, for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such person, in good faith on behalf of the company (and with respect to indemnification, in a manner reasonably believed to be within the scope of the authority conferred on such officer by such agreement), except that such person shall be liable for any such loss, liability, damage or claim incurred by reason of such person’s gross negligence or willful misconduct. Any indemnity under the limited liability company agreements shall be provided out of and to the extent of such company’s assets only, and none of the above named persons shall have liability on account thereof.

The operating agreement of Diorama Services Company, LLC provides that a member is not personally liable for a debt, obligation or liability solely by reason of being or acting as a member and provides for the indemnification to the fullest extent permitted by law, of any person or entity who was or is a party to or threatened to be made a party to any proceeding, whether threatened, pending or completed, by reason of being a member or officer, against any liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

The regulations of Armstrong McCall Holdings, L.L.C. provide for the indemnification of members, officers, employees, agents and others as fully as, and to the same extent, a corporation is entitled to indemnify its directors, officers, employees and agents under the DGCL.

California Corporation

Innovations—Successful Salon Services is a corporation organized under the laws of the state of California.

Section 317 of the California General Corporation Law, or the “CGCL,” provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. Section 317 further provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 317 further provides that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

Section 317 also mandates indemnification of expenses actually and reasonably incurred to the extent that a director, officer, employee or other agent of the corporation has been successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein.

The articles of incorporation of Innovations—Successful Salon Services, as permitted by the CGCL, eliminates the liability of directors to the fullest extent permitted under California law. In addition, the articles of incorporation of Innovations—Successful Salon Services authorizes indemnification of agents for breach of duty to the corporation and shareholders through bylaw provisions, agreements with the agents, or both, to the fullest extent provided by the CGCL. The by-laws of Innovations—Successful Salon Services do not contain specific provisions for the indemnification of its directors and officers.

Florida LLC

Salon Success International, LLC is a limited liability company organized under the laws of the State of Florida.

Section 605.0408 of the Florida Revised Limited Liability Company Act, or the “FRLLCA,” provides that a limited liability company may indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of Section 605.0405 of the FRLLCA (limitations on distributions), Section 605.0407 of the FRLLCA (management of limited liability company), Section 605.04071 of the FRLLCA (delegation of rights and powers to manage), Section 605.04072 of the FRLLCA (selection and terms of managers in a manager-managed limited liability company), Section 605.04073 of the FRLLCA (voting rights of members and managers), Section 605.04074 of the FRLLCA (agency rights of members and managers), or Section 605.04091 of the FRLLCA (standards of conduct for members and managers). In the ordinary course of its activities and affairs, a limited liability company may advance reasonable expenses, including attorney fees and costs, incurred by a person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a member or manager if the person promises to repay the company in the event that the person ultimately is determined not to be entitled to be indemnified under Section 605.0408 of the FRLLCA.

The articles of organization and operating agreement of Salon Success International, LLC do not contain specific provisions for the indemnification of the company’s members and the articles of organization do not contain provisions for the indemnification of its managers. The operating agreement, however, mandates indemnification of and advancement of expenses to the managers to the maximum extent permitted under Section 605.0408 of the FRLLCA.

Indiana LLC

Loxa Beauty LLC is a limited liability company organized under the laws of the State of Indiana.

Section 23-18-2-1 of the Indiana business flexibility act provides that unless the limited liability company’s articles of organization provide otherwise, every limited liability company has the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including indemnifying and holding harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement.

The operating agreement of Loxa Beauty LLC provides that to the fullest extent permitted by applicable law, any of the company’s officers, employees, members, managers, agents or representatives shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company (and with respect to indemnification, in a manner reasonably believed to be within the scope of the authority conferred on such officer by such agreement), except that such person shall be liable for any such loss, liability, damage or claim incurred by reason of such person’s gross negligence or willful misconduct. Any indemnity under the operating agreement shall be provided out of and to the extent of such company’s assets only, and none of the above named persons shall have liability on account thereof.

New Hampshire Corporation

Neka Salon Supply, Inc. is a corporation organized under the laws of the state of New Hampshire.

Section 293-A:8.51 of the New Hampshire Business Corporation Act, or the “NHBCA,” provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if: (1) the director conducted himself in good faith; (2) the director reasonably believed in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful. Under Section 293-A:8.51, a corporation may not indemnify a director in connection with (i) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) any other proceeding charging improper personal benefit to such director, whether or not involving action in official capacity, in which such director was adjudged liable on the basis that personal benefit was improperly received by such director. In addition, the NHBCA limits indemnification in connection with a proceeding by or in the right of the corporation to reasonable expenses incurred in connection with such proceeding. Section 293-A:8.52 of the NHBCA mandates that, unless limited by its articles of incorporation, a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because he is or was a director of the corporation against reasonable expenses incurred by such director in connection with the proceeding.

Section 293-A:8.56 of the NHBCA provides for indemnification of officers who are not directors to the same extent as to directors, unless otherwise provided in the articles of incorporation.

The articles of incorporation and by-laws of Neka Salon Supply, Inc. do not contain specific provisions for the indemnification of directors and officers.

Texas Corporation and Limited Partnership

Armstrong McCall Holdings, Inc. is a corporation organized under the laws of the state of Texas. Armstrong McCall, L.P. is a limited partnership organized under the laws of the state of Texas.

Section 8.051 of the Texas Business Organizations Code, or the “TBOC,” which TBOC applies to both Texas corporations and Texas limited partnerships, provides that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Section 8.101 of the TBOC provides that an enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding if it is determined that (1) the person (a) acted in good faith, (b) reasonably believed in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interest and, in any other case, that the person’s conduct was not opposed to the enterprise’s best interest, and (c) in the case of a criminal proceeding, did not have reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

Section 8.102 of the TBOC provides that indemnification of a person found liable to the enterprise or found liable on the basis that a personal benefit was improperly received by him or her (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, and (3) may not be made if the person is found liable for (a) willful or intentional misconduct in the performance of the person’s duty to the enterprise, (b) breach of the person’s duty of loyalty owed to the enterprise, or (c) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.

The articles of incorporation and by-laws of Armstrong McCall Holdings, Inc. do not contain specific provisions for the indemnification of directors and officers.

The articles of limited partnership of Armstrong McCall, L.P. provide that the partnership shall indemnify the general partner in connection with any proceeding to which it was, is or is threatened to be named a defendant or respondent, or in which it was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of it serving or having served, as a general partner if it is determined that the general partner satisfied the same criteria required by Section 8.101(1) of the TBOC. The articles further provide that indemnification of the general partner in respect of any proceeding in which the general partner shall have been found liable on the basis that personal benefit was improperly received by it or found liable to the partnership shall be limited to reasonable expenses actually incurred, unless the general partner has been found liable for willful or intentional misconduct in the performance of its duty to the partnership or the limited partner, in which case the general partner shall be in no way indemnified. Lastly, the articles provide that the general partner shall be indemnified in the same manner contemplated by Section 8.051 of the TBOC. The certificate of limited partnership of Armstrong McCall, L.P. does not contain specific provisions for the indemnification of the general partner.

Texas LLC

Armstrong McCall Management, L.C. is a limited liability company organized under the laws of the state of Texas.

Section 101.402 of the Texas Limited Liability Company Law provides that a limited liability company may indemnify members, managers, officers, and assignees of membership interests in the company and may also pay in advance or reimburse expenses incurred by such persons.

The regulations of Armstrong McCall Management, L.C. provide for indemnification if its managers, officers, employees, agents and others as fully as, and to the same extent as, a corporation may indemnify its directors, officers, employees and agents under the TBOC. The articles of organization of Armstrong McCall Management, L.C. provide that the company has the power to indemnify its managers, officers, employees, agents and others to the same extent a corporation may indemnify its directors, officers, employees and agents under the TBOC.

Virginia LLCs

Beauty Systems Group LLC and Sally Beauty Supply LLC are limited liability companies organized under the laws of the state of Virginia.

Section 13.1-1009(16) of the Virginia Limited Liability Company Act provides that a limited liability company has the power, subject to such standards and restrictions, if any, as are set forth in its articles of organization or limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The limited liability company agreement of each of Beauty Systems Group and Sally Beauty Supply provides that, to the fullest extent permitted by law, no member, officer, employee, agent or representative shall be liable to such company or any member, and such person shall be entitled to indemnification, for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such person, in good faith on behalf of the company (and with respect to indemnification, in a manner reasonably believed to be within the scope of the authority conferred on such officer by such agreement), except that such person shall be liable for any such loss, liability, damage or claim incurred by reason of such person’s gross negligence or willful misconduct. Any indemnity under the limited liability company agreements shall be provided out of and to the extent of such company’s assets only, and none of the above named persons shall have liability on account thereof.

Item 16.	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

4.1

Third Restated Certificate of Incorporation of Sally Beauty Holdings, Inc., dated January  30, 2014, which is incorporated herein by reference from Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on January 30, 2014.

4.2

Amended and Restated Bylaws of Sally Beauty Holdings,  Inc., dated April 26, 2017, which is incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 28, 2017.

4.3

Indenture, dated as of May 18, 2012, by and among Sally Holdings LLC, Sally Capital  Inc., the guarantors listed therein and Wells Fargo Bank, National Association, which is incorporated herein by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 18, 2012.

4.4

Third Supplemental Indenture, dated as of May 28, 2015, by and among Loxa Beauty LLC, Sally Beauty Military Supply LLC, Sally Holdings LLC, Sally Capital Inc., each existing Parent Guarantor and Subsidiary Guarantor listed therein and Wells Fargo Bank, National Association, which is incorporated herein by reference from Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2015.

4.5

Third Supplemental Indenture, dated as of December 3, 2015, by and among Sally Holdings LLC, Sally Capital Inc., the guarantors listed therein and Wells Fargo Bank, National Association (including the form of Note attached as an exhibit thereto), which is incorporated herein by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 3, 2015.

4.6

Indenture, dated as of April 24, 2020, by and among Sally Holdings LLC, Sally Capital Inc., the guarantors listed therein and Wells Fargo Bank, National Association, which is incorporated herein by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 27, 2020.

4.7	Specimen of Preferred Stock Certificate and Form of Designation of Preferred Stock*

4.8	Form of Note*

4.9	Form of Warrant*

5.1	Opinion of Alston & Bird LLP**

23.1	Consent of KPMG LLP**

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1	Powers of Attorneys (included on signature pages)

25.1	Form of statement of eligibility on Form T-1 of the trustee with respect to the Company under the Indenture**

*	To be filed by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.
Item 17.	Undertakings

Each undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of

1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

SALLY BEAUTY HOLDINGS, INC.

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier
Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned directors and officers of Sally Beauty Holdings, Inc. hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name	Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman	President, Chief Executive Officer and Director (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier	Senior Vice President, Chief Financial Officer (principal financial officer )

/s/ KIM MCINTOSH Kim McIntosh	Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

/s/ ROBERT R. MCMASTER Robert R. McMaster	Chairman of the Board of Directors

/s/ TIMOTHY R. BAER Timothy R. Baer	Director

/s/ MARSHALL E. EISENBERG Marshall E. Eisenberg	Director

/s/ DIANA S. FERGUSON Diana S. Ferguson	Director

/s/ DORLISA K. FLUR Dorlisa K. Flur	Director

/s/ JAMES M. HEAD James M. Head	Director

/s/ LINDA HEASLEY Linda Heasley	Director

/s/ JOHN A. MILLER John A. Miller	Director

/s/ SUSAN R. MULDER Susan R. Mulder	Director

/s/ DENISE PAULONIS Denise Paulonis	Director

/s/ EDWARD W. RABIN Edward W. Rabin	Director

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

SALLY HOLDINGS LLC

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned member and officers of Sally Holdings LLC hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name		Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman		President and Chief Executive Officer (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier		Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh		Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

SALLY INVESTMENT HOLDINGS LLC		Sole member

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

SALLY CAPITAL INC.

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned sole director and officers of Sally Capital Inc. hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name	Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman	Sole Director, President and Chief Executive Officer (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier	Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh	Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

SALLY INVESTMENT HOLDINGS LLC

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned member and officers of Sally Investment Holdings LLC hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name		Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman		President and Chief Executive Officer (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier		Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh		Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

SALLY BEAUTY HOLDINGS, INC.		Sole member

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

BEAUTY SYSTEMS GROUP LLC

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned member and officers of Beauty Systems Group LLC hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name		Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman		Chief Executive Officer (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier		Senior Vice President, Chief Financial Officer(principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh		Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

SALLY HOLDINGS LLC		Sole member

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

ARMSTRONG MCCALL HOLDINGS, INC.

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned sole director and officers of Armstrong McCall Holdings, Inc. hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name	Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman	Sole Director and Chairman (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier	Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh	Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

ARMSTRONG MCCALL HOLDINGS, L.L.C.

By:	/s/ MARLO M. CORMIER Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned member and officers of Armstrong McCall Holdings, L.L.C. hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name		Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman		Chief Executive Officer (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier		Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh		Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

ARMSTRONG MCCALL HOLDINGS, INC.		Managing member

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

ARMSTRONG MCCALL MANAGEMENT, L.C.

By:	/s/ MARLO M. CORMIER Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned sole manager and officers of Armstrong McCall Management, L.C. hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name	Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman	Sole Manager and Chief Executive Officer (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier	Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh	Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

ARMSTRONG MCCALL, L.P.

By:	/s/ MARLO M. CORMIER Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned partners and officers of Armstrong McCall, L.P. hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name		Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman		Chief Executive Officer (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier		Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh		Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

Armstrong McCall Holdings, L.L.C.		Partner

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

Armstrong McCall Management, L.C.		Partner

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

INNOVATIONS-SUCCESSFUL SALON SERVICES

By:	/s/ MARLO M. CORMIER Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned sole director and officers of Innovations-Successful Salon Services hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name	Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman	Sole Director and President (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier	Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh	Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

PROCARE LABORATORIES, INC.

By:	/s/ MARLO M. CORMIER Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned sole director and officers of Procare Laboratories, Inc. hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name	Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman	Sole Director and President (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier	Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh	Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

NEKA SALON SUPPLY, INC.

By:	/s/ MARLO M. CORMIER Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned sole director and officers of Neka Salon Supply, Inc. hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name	Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman	Sole Director and President (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier	Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh	Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

SALON SUCCESS INTERNATIONAL, LLC

By:	/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman Sole Manager

POWER OF ATTORNEY

The undersigned sole manager of Salon Success International, LLC hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name	Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman	Sole Manager

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

LOXA BEAUTY LLC

By:	/s/ MARLO M. CORMIER Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned member and officers of Loxa Beauty LLC hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name		Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman		Chief Executive Officer (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier		Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh		Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

BEAUTY SYSTEMS GROUP LLC		Sole member

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

SALLY BEAUTY SUPPLY LLC

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned member and officers of Sally Beauty Supply LLC hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name		Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman		President (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier		Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh		Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

SALLY HOLDINGS LLC		Sole member

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

DIORAMA SERVICES COMPANY, LLC

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned member and officers of Diorama Services Company, LLC hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name		Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman		Chief Executive Officer (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier		Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh		Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

SALLY BEAUTY SUPPLY LLC		Sole member

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

ARCADIA BEAUTY LABS LLC

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned member and officers of Arcadia Beauty Labs LLC hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name		Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman		President (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier		Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh		Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

SALLY HOLDINGS LLC		Sole member

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

SALLY BEAUTY INTERNATIONAL FINANCE LLC

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned member and officers of Sally Beauty International Finance LLC hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name		Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman		President (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier		Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh		Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

ARCADIA BEAUTY LABS LLC		Sole member

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

BEAUTY HOLDING LLC

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned member and officers of Beauty Holding LLC hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name		Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman		President (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier		Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh		Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

SALLY BEAUTY INTERNATIONAL FINANCE LLC		Sole member

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas, on May 7, 2021.

SALLY BEAUTY MILITARY SUPPLY LLC

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

The undersigned member and officers of Sally Beauty Military Supply LLC hereby constitute and appoint Marlo M. Cormier with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2021:

Name		Title
/s/ CHRISTIAN A. BRICKMAN Christian A. Brickman		Chief Executive Officer (principal executive officer)

/s/ MARLO M. CORMIER Marlo M. Cormier		Senior Vice President, Chief Financial Officer (principal financial officer)

/s/ KIM MCINTOSH Kim McIntosh		Group Vice President, Controller and Chief Accounting Officer (principal accounting officer)

SALLY HOLDINGS LLC		Sole member

By:	/s/ MARLO M. CORMIER
Marlo M. Cormier Senior Vice President, Chief Financial Officer